Exhibit 99.2

PLEASE MARK YOUR VOTE IN BLUE

OR BLACK INK AS SHOWN HERE ☒

MNB BANCORP

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 12, 2018

FOR HOLDERS OF RECORD AS OF JULY 20, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MNB BANCORP

The undersigned hereby appoints Kevin P. Meehan and Ronald J. Masiello, and each of them, with full powers of substitution to act as proxy for the undersigned, to vote all shares of MNB Bancorp (“MNB”) common stock which the undersigned is entitled to vote at the special meeting of shareholders (the “special meeting”), to be held at the main office of MNB located at 300 East Main Street, Milford, Massachusetts 01757 on September 12, 2018 beginning at 10:00 a.m., local time, as indicated:

		For	Against	Abstain
1.	Approve the Agreement and Plan of Merger, dated as of May 29, 2018 (the “merger agreement”), by and among Independent Bank Corp. (“Independent”), Rockland Trust Company, MNB, and The Milford National Bank and Trust Company, and to approve the transactions contemplated by the merger agreement, including the merger of MNB with and into Independent (the “merger”); and	☐	☐	☐

2.	Authorize the board of directors of MNB to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in favor of the MNB merger agreement proposal or to vote on other matters properly before the special meeting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND “FOR” APPROVAL OF THE AUTHORIZATION OF THE BOARD OF DIRECTORS.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THOSE NAMED IN THIS PROXY TO VOTE WITH RESPECT TO THE MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM MNB BANCORP PRIOR TO THE EXECUTION OF THIS PROXY OF A NOTICE OF, AND A PROXY STATEMENT/PROSPECTUS FOR, THE SPECIAL MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR MNB BANCORP STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.

Please be sure to sign below and date this Proxy.	DATE:

Shareholder sign above	Co-holder (if any) sign above

Name:	Name:

Please sign, date and mail this Proxy in the postage-paid envelope provided (with a copy by email sent to Daniel R. Devine, Senior Vice President and Chief Financial Officer of MNB Bancorp, at DDEVINE@mlfdbank.com).